Exhibit 10.36

AMENDMENT NO. 2 TO LOAN DOCUMENTS

Quality Gold, Inc., an Ohio corporation (“QGI”), MTM, Inc., a Delaware corporation (“MTM”), Gold Limited Liability Company, a California limited liability company (“Gold”), LogoArt LLC, a Kentucky limited liability company (“Logo”) (QGI, MTM, Gold, Logo, collectively, the “Borrowers”, and each individually, a “Borrower”), and PNC Bank, National Association (“Lender”) agree as follows effective as of September 29, 2020 (the “Effective Date”):

1.	Recitals.

1.1	As of December 20, 2018, Borrowers and Lender entered into a Revolving Credit, Term Loan and Security Agreement (as amended, extended, modified, or restated, the “Credit Agreement”) pursuant to which Borrowers executed and delivered to Lender certain Other Documents. Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Credit Agreement, as amended. The Credit Agreement, the Other Documents, and all related loan and/or security documents related thereto are referred to herein as the “Loan Documents”.

1.2	The Loan Documents were amended by Amendment No. 1 to Loan Documents dated as of October 1, 2019.

1.3	The Loan Documents are further amended as set forth in this Amendment No. 2 to Loan Documents (this “Amendment”).

2.	Amendments.

2.1	The LIBOR Replacement Rider attached to this Amendment as Exhibit A is hereby added as a Rider to, and incorporated into, the Credit Agreement.

2.2	The LIBOR Replacement Addendum attached to this Amendment as Exhibit B is hereby added as an Addendum to, and incorporated into, the Working Cash Rider.

2.3	Clause (a) of the definition of Change of Control set forth in Section 1.2 of the Credit Agreement is hereby amended and restated by the following:

“(a) a transfer, sale, assignment, pledge or encumbrance (other than a Permitted Encumbrance) of any Equity Interest in a Borrower, a Guarantor, or any of their respective Subsidiaries, other than non-voting Equity Interests sold or transferred to family members or to a trust for the benefit of family members for estate planning purposes, provided that notice of any such sale or transfer, together with an updated Schedule 5.24, is promptly delivered to Lender;”

2.4	The definition of EBITDA set forth in Section 1.2 of the Credit Agreement is hereby amended to add the following at the end of the definition:

“All income or gains from cancellation of Indebtedness shall be deemed extraordinary gains and excluded from EBITDA.”

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2.5	The definition of Maximum Revolving Advance Amount set forth in Section 1.2 of the Credit Agreement is hereby amended and restated by the following:

“‘Maximum Revolving Advance Amount’ shall mean $50,000,000 through and including January 31, 2021, and $40,000,000 at all times thereafter.”

2.6	The definition of Permitted Encumbrances set forth in Section 1.2 of the Credit Agreement is hereby amended to add the following clause (j) at the end:

“and (j) deposits pledged to secure Permitted Commodity Hedges, provided, that the amount so deposited during the Term does not exceed $1,000,000 in the aggregate.”

2.7	The definition of Permitted Indebtedness set forth in Section 1.2 of the Credit Agreement is hereby amended to add the following clause (g) at the end:

“and (g) obligations under Permitted Commodity Hedges.”

2.8	The definition of Permitted Investments set forth in Section 1.2 of the Credit Agreement is hereby amended to add the following clause (f) at the end:

“and (f) Permitted Commodity Hedges and any Lender-Provided Interest Rate Hedge.”

2.9	The definition of Revolving Note Maturity Date set forth in Section 1.2 of the Credit Agreement is hereby amended and restated by the following:

“‘Revolving Note Maturity Date’ shall mean September 30, 2021.”

2.10	The definition of Senior Funded Debt set forth in Section 1.2 of the Credit Agreement is hereby amended and restated by the following:

“‘Senior Funded Debt’ shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, reimbursement obligations in respect to letters of credit, and also including, in the case of Borrowers, the Obligations and, without duplication, Indebtedness consisting of guaranties of Senior Funded Debt of other Persons, but excluding (i) the HSBC Facility, (ii) any Subordinated Loan, and (iii) the SBA PPP Loan only for the testing dates up to and including the earlier of: (A) the date which the SBA PPP Loan is forgiven, and (B) September 30, 2021.”

2.11	The definition of Term Note Maturity Date set forth in Section 1.2 of the Credit Agreement is hereby amended and restated by the following:

“‘Term Note Maturity Date’ shall mean, with respect to Term Note A, September 30, 2024.”

2.12	Section 1.2 of the Credit Agreement is hereby amended to add the following definitions in alphabetical order:

“‘Amendment No. 2’ means Amendment No. 2 to Loan Documents between Borrowers and Lender effective as of September 29, 2020.”

“‘Permitted Commodity Hedges’ means commodities futures contracts purchased and sold to hedge price risk associated with Borrowers’ Precious Metals and not for speculative purposes.”

“SBA PPP Loan” means the term loan incurred by the Borrowers during 2020 from Lender pursuant to the Paycheck Protection Program, as implemented as part of the federal Coronavirus Aid, Relief and Economic Security (CARES) Act.

“Term Loan Block” means an amount equal to $4,000,000 minus the amount of the principal payments made with respect to Term Loan A after the effective date of Amendment No. 2.”

2.13	Clause (viii) of Section 2.1(a)(y) of the Credit Agreement is hereby amended and restated by the following:

“(viii)    Reserves and the Term Loan Block.”

2.14	Section 2.3(a) of the Credit Agreement is hereby amended and restated by the following

“(a)      Term Loan A. Subject to the terms and conditions of this Agreement, on the Closing Date, Lender extended a term loan to Borrowers in an amount equal to $8,000,000 (“Term Loan A”). The outstanding principal amount of Term Loan A has been partially amortized since the Closing Date. Subject to the terms and conditions of this Agreement, on the effective date of Amendment No. 2, Lender shall extend an additional advance under Term Loan A in an amount such that the outstanding principal balance of Term Loan A on the effective date of Amendment No. 2 shall be $12,500,000. Term Loan A shall thereafter be, with respect to principal, payable in equal installments of $260,416.67 on the first day of each month, followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the applicable Term Note Maturity Date, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Interest on Term Loan A shall accrue and be payable in accordance with Section 3.1. Term Loan A shall continue to be evidenced by Term Note A, as amended (as further amended, restated or extended, “Term Note A”). Term Loan A is advanced as a LIBOR Rate Loan; and in the event that Borrowers desire to convert Term Loan A to or from a Domestic Rate Loan, Borrowing Representative shall comply with the notification requirements set forth in Section 2.2(c) and the provisions of Sections 2.2(b), (d) and (e) shall apply.”

2.15	The first (1st) sentence of Section 13.1 of the Credit Agreement is hereby amended and restated by the following

“This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, and Lender, shall become effective on the date hereof and shall continue in full force and effect until September 30, 2024 (the “Term”) unless sooner terminated as herein provided.”

2.16	The principal amount set forth in the third paragraph of Term Note A is hereby amended from EIGHT MILLION DOLLARS ($8,000,000) to TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000). The reference to the $8,000,000 principal amount of Term Note A on the top of the first page thereof is hereby amended from $8,000,000 to $12,500,000.

3.	Representations, Warranties and Covenants. To induce Lender to enter into this Amendment, each Borrower represents, warrants, and covenants, as applicable, as follows:

3.1	Representations and Warranties. The representations and warranties of Borrowers contained in the Loan Documents are deemed to have been made again on and as of the Effective Date, except to the extent that such representations and warranties were expressly limited to an earlier date.

3.2	No Defaults. No Event of Default or Default exists on the Effective Date.

3.3	No Claims. Each Borrower represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, existing as of the Effective Date (collectively, “Claims”) against Lender, its direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Lender to enter into this Amendment, each Borrower on behalf of itself, and all of its respective successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown in existence as of the Effective Date, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents or the relationship between Borrowers and Lender.

3.4	Authorization. The Person executing this Amendment for each Borrower is a duly elected officer or member of each Borrower or its sole member and is duly authorized by the board of directors or other governing authority of such Borrower to execute and deliver this Amendment on behalf of it. Each Borrower has the full right, power and authority to enter into this Amendment and the related documents and to perform its respective obligations hereunder.

3.5	No Misrepresentations. No information or material submitted to Lender in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

3.6	No Conflicts. The execution and delivery of this Amendment and the related documents, and the performance by each Borrower of its respective obligations do not and will not conflict with any provision of law or the Organizational Documents of Borrowers or of any agreement binding upon Borrowers.

3.7	Enforceability. This Amendment and each of the related documents is a valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms.

3.8	Ratification. Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of Borrowers. Each Borrower hereby reaffirms and re-grants to Lender a security interest in and lien upon all of the Collateral.

3.9	Intercreditor Agreement. The Intercreditor Agreement is and remains in full force and effect. Except as provided in Section 4.3, no notice to or consent of any party to the Intercreditor Agreement is required in connection with this Amendment.

3.10	Fees and Expenses. Borrowers will pay to Lender all reasonable attorneys’ fees and expenses of Lender incurred in connection with this Amendment, and all related documentation. Such fees and expenses may be charged by Lender to Borrowers as a Revolving Advance or to any account of a Borrower with Lender.

4.	Conditions Precedent. The closing and effectiveness of this Amendment is subject to the following conditions precedent:

4.1	Amendment. The Lender shall have executed this Agreement and the Borrowers shall have delivered, or cause to have been delivered, electronically to the Lender a fully executed PDF copy of this Amendment and the Ratification attached hereto as Exhibit A. The Borrowers will deliver to the Lender a fully executed original of this Amendment and such Ratification within ten (10) days after the Effective Date.

4.2	Disbursement Authorization. The Borrowers shall have executed and delivered electronically to the Lender a fully executed PDF copy of a Loan Fee and Disbursement Authorization. The Borrowers will deliver to the Lender a fully executed original of thereof within ten (10) days after the Effective Date.

4.3	Incumbency Certificates. Lender shall have received a certificate of an officer or manager of each Borrower certifying to the incumbency of the Person executing this Amendment on behalf of each such Borrower.

4.4	HSBC. HSBC will have executed and delivered to the Borrowers and the Lender its consent to the Permitted Commodity Hedges and related margin account on the same terms as set forth herein.

4.5	Representations and Warranties. The representations and warranties of Borrowers herein will be true.

4.6	Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment all the related documentation shall be satisfactory in form and substance to Lender and its counsel.

5.	General.

5.1	This Amendment is an “Other Document” as defined in the Credit Agreement.

5.2	Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Advances.

5.3	All representations and warranties made by Borrowers herein will survive the execution and delivery of this Amendment.

5.4	This Amendment will be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns.

5.5	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

5.6	A copy of this Amendment may be attached to the Notes as an allonge.

5.7	This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

5.8	Each Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Amendment.

5.9	This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission or other electronic means shall be deemed to be an original signature hereto.

5.10	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

5.11	THE PARTIES EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT.

5.12	EACH BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH BORROWER MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Signature Pages Follow

Signature Page to Amendment No. 2 to Loan Documents (QG)

Quality Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Executive Officer

MTM, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Vice President

Gold Limited Liability Company

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Financial Officer

LogoArt LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

Signature Page to Amendment No. 2 to Loan Documents (QG)

PNC Bank, National Association

By:	/s/ Derek Jones
Derek Jones
Vice President

Ratification of Guaranty

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantor”) consents to the provisions of the foregoing Amendment No. 2 to Loan Documents (the “Amendment”) and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Guaranty in favor of PNC Bank, National Association dated as of December 20, 2018 (collectively if more than one, the “Guaranty”) shall be unimpaired by the Amendment; (b) the Guarantor has no claims, defenses, set offs, counterclaims, discounts or charges of any kind against Lender, its officers, directors, employees, agents or attorneys with respect to the Guaranty and all claims, defenses, set offs, counterclaims, discounts or charges, if any, are hereby released; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct. Capitalized terms used herein and not defined have the meanings set forth in the Amendment. The Guarantor hereby confirms that all Collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable) to Lender, shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to Lender, as modified by the Amendment.

Gold/Gold/Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Financial Officer

QGM, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

QG Refining, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer

J&M Group Holdings Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
President/Secretary

J&M Group Holdings Italy, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer

Exhibit A

LIBOR REPLACEMENT Rider

This LIBOR Replacement Rider provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. Lender does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of this LIBOR Replacement Rider is or may be inconsistent with any term or provision in the remainder of any Loan Document, the terms and provisions of this LIBOR Replacement Rider shall control.

(a)       Benchmark Replacement. Notwithstanding anything to the contrary in any Loan Document, if Lender determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, Lender may amend this Agreement to replace LIBOR with a Benchmark Replacement in accordance with the provisions of this Rider; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrowers. Until the Benchmark Replacement is effective, amounts bearing interest with reference to LIBOR will continue to bear interest with reference to LIBOR; provided however, during a Benchmark Unavailability Period such amounts automatically will bear interest at the rate and on the terms that would have been applicable under this Agreement if Lender had given notice that LIBOR had become unavailable.

(b)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrowers.

(c)       Notices; Standards for Decisions and Determinations. Lender will promptly notify the Borrowers of (i) the effectiveness of any Benchmark Replacement Conforming Changes and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Rider, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrowers, except, in each case, as expressly required pursuant to this Rider. In addition to any delivery method permitted pursuant to the terms of the Loan Documents, Lender may provide any amendment, notice or other communication to the Borrowers hereunder electronically (including to any electronic address that the Borrowers provide to Lender) or through an automated platform that Lender provides to the Borrowers.

(d)       Certain Defined Terms. As used in this Rider:

“Benchmark Replacement” means the sum of: (a) the Benchmark Replacement Index and (b) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, for each applicable LIBOR-based rate and tenor, the spread adjustment to the Benchmark Replacement Index, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Benchmark Replacement Index by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of LIBOR for U.S. dollar-denominated credit facilities at such time and (b) which also may reflect adjustments to account for (i) the effects of the transition from LIBOR to the Benchmark Replacement and (ii) yield- or risk-based differences between LIBOR and the Benchmark Replacement.

“Benchmark Replacement Commencement Date” means the date a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement in accordance with this Rider.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, for example, changes to the definition of “Base Rate,” the definition of “LIBOR Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for LIBOR under the terms of this Agreement or, if no minimum rate of interest is specified, zero.

“Benchmark Replacement Index” means the alternate benchmark rate that has been selected by Lender to replace LIBOR giving due consideration to (a) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated credit facilities.

“Benchmark Replacement Transition Date” means the earlier to occur of the following events with respect to LIBOR:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)	a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)	a public statement or publication of information by a Governmental Authority having jurisdiction over Lender, the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over Lender announcing that LIBOR is no longer representative.

“Benchmark Unavailability Period” means the period, if any, beginning on the Benchmark Replacement Transition Date and ending on the Benchmark Replacement Commencement Date, it being understood that if the Benchmark Replacement Commencement Date occurs on or before the Benchmark Replacement Transition Date a Benchmark Unavailability Period will not occur.

“Early Opt-in Event” means a determination by Lender that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Rider, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“LIBOR” means, for purposes of this Rider only, any interest rate that is based on the London interbank offered rate, including the Daily LIBOR Rate.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

LBR 09 (Bilat STD 2020-5 notice)

Exhibit B

LIBOR REPLACEMENT addendum

This LIBOR Replacement Addendum provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of this LIBOR Replacement Addendum is or may be inconsistent with any term or provision in the remainder of this Working Cash Rider or any other Loan Document, the terms and provisions of this LIBOR Replacement Addendum shall control.

(a)       Benchmark Replacement. Notwithstanding anything to the contrary in the Working Cash Rider or in any other Loan Document, if Bank determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, Bank may amend the Working Cash Rider to replace LIBOR with a Benchmark Replacement in accordance with the provisions of this Addendum; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrowers. Until the Benchmark Replacement is effective, amounts bearing interest with reference to LIBOR will continue to bear interest with reference to LIBOR; provided however, during a Benchmark Unavailability Period such amounts automatically will bear interest at the rate and on the terms that would have been applicable under the Working Cash Rider if Bank had given notice that LIBOR had become unavailable.

(b)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrowers.

(c)       Notices; Standards for Decisions and Determinations. Bank will promptly notify the Borrowers of (i) the effectiveness of any Benchmark Replacement Conforming Changes and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Bank pursuant to this Addendum, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrowers, except, in each case, as expressly required pursuant to this Addendum. In addition to any delivery method permitted pursuant to the terms of the Loan Documents, Bank may provide any amendment, notice or other communication to the Borrowers hereunder electronically (including to any electronic address that the Borrowers provide to Bank) or through an automated platform that Bank provides to the Borrowers.

(d)       Certain Defined Terms. As used in this Addendum:

“Benchmark Replacement” means the sum of: (a) the Benchmark Replacement Index and (b) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of the Working Cash Rider.

“Benchmark Replacement Adjustment” means, for each applicable LIBOR-based rate and tenor, the spread adjustment to the Benchmark Replacement Index, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Bank (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Benchmark Replacement Index by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of LIBOR for U.S. dollar-denominated credit facilities at such time and (b) which also may reflect adjustments to account for (i) the effects of the transition from LIBOR to the Benchmark Replacement and (ii) yield- or risk-based differences between LIBOR and the Benchmark Replacement.

“Benchmark Replacement Commencement Date” means the date a Benchmark Replacement has replaced LIBOR for all purposes under the Working Cash Rider in accordance with this Addendum.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, for example, changes to the definition of “Base Rate,” the definition of “LIBOR Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of the Working Cash Rider).

“Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for LIBOR under the terms of the Working Cash Rider or, if no minimum rate of interest is specified, zero.

“Benchmark Replacement Index” means the alternate benchmark rate that has been selected by Bank to replace LIBOR giving due consideration to (a) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated credit facilities.

“Benchmark Replacement Transition Date” means the earlier to occur of the following events with respect to LIBOR:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)	a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)	a public statement or publication of information by a Governmental Authority having jurisdiction over Bank, the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over Bank announcing that LIBOR is no longer representative.

“Benchmark Unavailability Period” means the period, if any, beginning on the Benchmark Replacement Transition Date and ending on the Benchmark Replacement Commencement Date, it being understood that if the Benchmark Replacement Commencement Date occurs on or before the Benchmark Replacement Transition Date a Benchmark Unavailability Period will not occur.

“Early Opt-in Event” means a determination by Bank that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Addendum, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“LIBOR” means, for purposes of this Addendum only, any interest rate that is based on the London interbank offered rate, including the Daily LIBOR Rate.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.